U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: October 22, 2001



                              HADRO RESOURCES, INC.
        (Exact Name of Small Business Issuer as Specified in its Charter)

                                     NEVADA
              (State or other Jurisdiction as Specified in Charter)



        00-25579                                         87-0571853
(Commission file number)                    (I.R.S. Employer Identification No.)



                                 50 West Liberty
                                    Suite 880
                               Reno, Nevada 89501
                    (Address of Principal Executive Offices)

                                 (702) 433-5250
                           (Issuer's telephone number)

Items 1 through 4, 6 and 8 not applicable.


Item 5. Other Events.

     On October 17, 2001, the board of directors of Hadro Resources, Inc., a Nevada corporation (the "Company") approved and authorized the appointment of Mr. Jurgen Wolf as a director of the Company. Mr. Wolf is currently the director and president of U.S. Oil and Gas Resources, Inc., a public corporation organized under the laws of British Columbia, Canada, trading on the CDNX exchange ("U.S. Oil & Gas"). Pursuant to a share purchase and sale agreement, the Company recently acquired U.S. Oil & Gas and its subsidiaries. See the attached press release dated October 17, 2001 for further information.

     As of the date of this Report, the directors and executive officers of the Company are as follows:

     Name                       Age           Position with the Company
     ----                       ---           -------------------------

     Grant Atkins               41            Director and President/Secretary
                                                 and Treasurer

     Jurgen Wolf                66            Director

     GRANT ATKINS has been a Director and the President of the Company since September 15, 2000 and the Secretary and Treasurer of the Company since December 14, 2000. For the past five years, Mr. Atkins has been self-employed and has acted as a financial and project coordination consultant to clients in government and private industry. He has extensive multi-industry experience in the fields of finance, administration and business development. During 1998 and 1999, Mr. Atkins was a consultant through the private management consulting companies of Tristar Financial Services, Inc. and Investor Communications International, Inc. Mr. Atkins is also a member of the board of directors of Intergold Corporation, a publicly traded corporation previously engaged in the exploration of gold and silver, and a member of the board of directors and the president of Vega-Atlantic Corporation, a publicly traded corporation engaged in the worldwide exploration of gold and other precious metals.

     JURGEN A. WOLF has been a Director of the Company since October 17, 2001. Mr. Wolf has considerable experience in the oil and gas industry and in all operational aspects of public companies. For the past five years, Mr. Wolf has been a president of J.A. Wolf Projects Ltd., a construction company specializing in commercial and industrial building and development projects, and a director of Key Capital, a CDNX exchange public company involved in battery technology and fast charger product development and sales. As of the date of this Report, Mr. Wolf is a director of Hagensborg Canada Inc., which is a private company involved in chocolate and confectionary manufacturing and sales, a director of Tasty Fry Inc., a OTCBB public company involved in automated French fry machine development and product sales, and a director of Shoreham Resources Ltd., a CDNX exchange public company involved in oil and gas pipelines and mining initiatives.

     The directors of the Company serve until their respective successor takes office or until death, resignation or removal. The executive officers serve at the pleasure of the Board of Directors of the Company.

Item 7. Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

          Not Applicable.

     (b)  Pro Forma Financial Information.

          Not Applicable.

     (c)  Exhibits.

          99.5 Press Release dated October 17, 2001.




                                   SIGNATURES

     In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                            HADRO RESOURCES, INC.


Date:  October 22, 2001                     By: /s/ Grant Atkins
                                            --------------------
                                            Grant Atkins, President